SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549



                                 FORM 8-K

                              CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934



            Date of Report (Date of earliest event reported)

                            October 19, 1995


                            ASHLAND COAL, INC.
          (Exact name or registrant as specified in its charter)



         Delaware              1-9993                  61-0880012
    (State or other    (Commission file number)      (I.R.S.Employer
    jurisdiction of                                  Identification No.)
    incorporation or
    organization)



         2205 Fifth Street Road, Huntington, West Virginia  25701
     (Address of principal executive offices)  (Zip Code)



              P.O. Box 6300, Huntington, West Virginia  25771
                       (Mailing Address)          (Zip Code)



     Registrant's telephone number, including area code:  (304) 526-3333



Item 5.   Other Events.

          On October 19, 1995, Ashland Coal, Inc. (the "Company") issued a press release announcing its earnings for the quarter ended September 30, 1995, and discussing the Company's expectations for earnings in the fourth quarter of 1995, and in 1996 and 1997. Fourth quarter 1995 earnings are expected to be comparable to the Company's earnings in the fourth quarter of 1994. Earnings for 1996 are expected to be down significantly from the expected 1995 earnings. Earnings for 1997 are expected to improve significantly over 1996 levels as a consequence of the full effects of the Company's cost reduction program and an upswing in average realization. The foregoing summary of the attached press release is qualified in its entirety by the complete text of such document, a copy of which is attached hereto.



Item 7.   Financial Statements and Exhibits.


     99.  Press Release

                          SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   ASHLAND COAL, INC.
                                   (Registrant)

                                   By:  /s/  Roy F. Layman
                                        Administrative Vice
                                        President and Secretary


                                   Date: October 19, 1995